Exhibit 10.1

FIFTH AMENDMENT TO FOURTH

AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 29, 2011 (this "Amendment"), is by and among (a) NEXSTAR BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) NEXSTAR BROADCASTING GROUP, INC. (the "Ultimate Parent"), a Delaware corporation, (c) NEXSTAR FINANCE HOLDINGS, INC. ("Nexstar Finance Holdings"), a Delaware corporation, (d) certain Lenders (as defined below) and (e) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Fourth Amended and Restated Credit Agreement, dated April 1, 2005, as amended by that certain First Amendment to Credit Agreement, dated as of October 18, 2005, that certain Second Amendment to Credit Agreement, dated as of October 8, 2009, that certain Third Amendment to Credit Agreement, dated as of April 19, 2010 and that certain Fourth Amendment to the Credit Agreement dated as of April 15, 2011 (as further amended, supplemented, and restated or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the several Lenders party to this Amendment (which Lenders constitute the Majority Lenders and the Majority Revolver Lenders as required under the Credit Agreement to effect the amendment intended hereby) and the Administrative Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the Majority Lenders, the Majority Revolver Lenders and the Administrative Agent hereby agree as follows:

§1. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by restating in its entirety the definition of "Credit Parties" to read as follows:

"Credit Parties" means the collective reference to the Parent Guarantors (including but not limited to Nexstar Finance Holdings), the Borrower, the Subsidiary Guarantors, any other Nexstar Entities, the Mission Entities and any other Person hereafter executing and delivering a Security Document or a Guaranty Agreement or any equivalent document for the benefit of the Administrative Agent and/or any Lender; provided that no pledgor under a Mission Equity Pledge Agreement (as defined in the Mission Credit Agreement) that is not a Mission Entity or Nexstar Entity will be included in this definition.

Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order to read as follows:

"Fifth Amendment" means that certain Fifth Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 29, 2011, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., the Lenders and the Administrative Agent.

"Fifth Amendment Effective Date" means the date that all applicable conditions of effectiveness set forth in the Fifth Amendment are satisfied.

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting in its entirety the definition "Former Major Network Affiliate".

(c) Section 1.01 of the Credit Agreement is hereby amended by restating in its entirety the definition of "Security Documents" to read as follows:

"Security Documents" means collectively the Pledge and Security Agreement, the Security Agreement, each Mortgage and each Joinder to Pledge and Security Agreement and Joinder to Security Agreement, and any other pledge agreement, security agreement, guaranty or other document granting a Lien or security interest to secure payment of all or any portion of the Obligations, or otherwise assuring payment of all or any portion of the Obligations, executed and delivered by any Credit Party, any Person owning any Capital Stock of the Mission Borrower, or any other Person, pursuant to any Loan Document or otherwise, that certain Omnibus Consent, dated as of October 8, 2009, by and among the Nexstar Entities and the Mission Entities, and acknowledged and agreed to by the Administrative Agent, the 2010 Intercreditor Agreement, any Intercreditor Agreement, other intercreditor agreement or similar agreement executed by the Collateral Agent or the Administrative Agent from time to time in connection with this Agreement or any Loan Document or any of the Collateral, each of the mortgages, collateral assignments, security agreement supplements, intellectual property security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.16 or Section 6.17, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

(d) Section 8.01(p) of the Credit Agreement is hereby restated in its entirety to read as follows:

(p)           [Reserved]

(e) Section 7.09(a) of the Credit Agreement is hereby restated in its entirety to read as follows:

(a)           Consolidated Total Leverage Ratio.  The Consolidated Total Leverage Ratio shall not at any time during any period set forth below exceed the ratio set forth opposite such period below:

Period	Ratio
Fifth Amendment Effective Date through December 30, 2012	7.50 to 1.00
December 31, 2012 and thereafter	6.50 to 1.00

§2. Conditions to Effectiveness.  This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) there shall exist no Default both immediately before and after giving effect to this Amendment; and

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, the Ultimate Parent, Nexstar Finance Holdings, each Guarantor, the Majority Lenders and the Majority Revolver Lenders; and

(c) the representations and warranties set forth in this Amendment shall be true and correct in all material respects as of the date of this Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects); and

(d) the Administrative Agent shall have received a copy of the executed Third Amendment to the Mission Credit Agreement on terms reasonably acceptable to the Administrative Agent, and all conditions to effectiveness of such Third Amendment to the Mission Credit Agreement shall have been satisfied or waived (except the condition relating to the effectiveness of this Amendment); and

(e) the Administrative Agent shall have received, for the account of each Lender timely executing this Amendment, an amendment fee equal to five basis points (0.05%) of the Commitment of such Lender; and

(f) the Administrative Agent shall have received such confirmations and affirmations of any of the Loan Documents by the applicable Credit Parties, in each case reasonably acceptable to the Administrative Agent and the Lenders; and

(g) the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent's counsel, Winstead PC.

§3. Affirmation of Nexstar Entities.  Each of the Nexstar Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and each of the Mission Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Mission Credit Agreement and the Mission Loan Documents.

Representations and Warranties.  Each of the Nexstar Entities represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement were true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties were true and correct in all respects) when made.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.

(b) Enforceability.  The execution and delivery by the Nexstar Entities of this Amendment, and the performance by the Nexstar Entities of this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the corporate authority of each of the Nexstar Entities and have been duly authorized by all necessary corporate proceedings.  This Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) hereby, constitute valid and legally binding obligations of each of the Nexstar Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

(c) No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Nexstar Entities of this Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.

(d) Disclosure.  None of the information provided to the Administrative Agent and the Lenders on or prior to the date of this Amendment contained any untrue statement of material fact or omitted to state any material fact (known to any of the Nexstar Entities in the case of any document or information not furnished by any such Nexstar Entity) necessary in order to make the statements herein or therein not misleading.  On the date hereof, none of the Nexstar Entities possess any material information with respect to the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Nexstar Entities taken as a whole as to which the Lenders do not have access.

§4. No Other Amendments, etc.  Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Nexstar Entity or of any other

Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§5. Release.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Nexstar Entities acknowledges and agrees that:  (i) none of the Nexstar Entities, Credit Parties or any of their Affiliates have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees or agents); (ii) none of the Nexstar Entities, Credit Parties or any of their Affiliates have any offset right, counterclaim, right of recoupment or any defense of any kind against the Nexstar Entities', Credit Parties' or any of their Affiliates' obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (iii) each of the Administrative Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Nexstar Entities, Credit Parties and any of their Affiliates.  Each of the Nexstar Entities, Credit Parties and their Affiliates wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent's and the Lenders' rights, interests, contracts, collateral security or remedies.  Therefore, each of the Nexstar Entities, Credit Parties and each of their Affiliates unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent or any Lender to the Borrower, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Nexstar Entity, Credit Party or any of their Affiliates might otherwise have against the Administrative Agent, any Lender or any of their respective directors, officers, employees or agents (the Administrative Agent, the Lenders and their respective directors, officers, employees and agents, are collectively referred to herein as the "Lender Parties") in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.  Each of the Nexstar Entities, Credit Parties and each of their Affiliates agree not to sue any of the Lender Parties or in any way assist any other person or entity in suing any of the Lender Parties with respect to any claim released herein.  This release provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein

§6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§7. Interpretation.  This Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

§8. Loan Document.  This Amendment is a Loan Document under the terms of the Credit Agreement, and any breach of any provision of this Amendment shall be a Default under the Credit Agreement (as applicable).

§9. Governing Law.  This Amendment shall be governed by, an construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under Federal Law.

§10. Miscellaneous.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  The Borrower agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment, including reasonable legal fees in accordance with Section 10.04 of the Credit Agreement.  The parties hereto acknowledge and agree that this Amendment is subject to the terms of the 2010 Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower:

NEXSTAR BROADCASTING, INC.

By:          /s/ Thomas E. Carter
Name:         Thomas E. Carter
Title:           Chief Financial Officer

The Parent Guarantors:

NEXSTAR BROADCASTING GROUP, INC.
By:          /s/ Thomas E. Carter
Name:         Thomas E. Carter
Title:           Chief Financial Officer

NEXSTAR FINANCE HOLDINGS, INC.
By:          /s/ Thomas E. Carter
Name:         Thomas E. Carter
Title:           Chief Financial Officer

The Administrative Agent:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:          /s/ Antonikia L. Thomas
Name:         Antonikia L. Thomas
Title:           Assistant Vice President

The Lenders:

BANK OF AMERICA, N.A.,
as a Lender

By:          /s/ Peter van der Horst
Name:         Peter van der Horst
Title:           Director

RATIFICATION OF GUARANTORS

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Nexstar Entities execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement; (d) acknowledges and confirms that the liens and security interests granted by such Guarantor pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (e) acknowledges and agrees that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); (f) acknowledges, affirms and agrees that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender and (g) acknowledges, affirms and agrees with each term of the Amendment, including, without limitation, the Section entitled "Release".

The Guarantors:

MISSION BROADCASTING, INC.

By:          /s/ Dennis P. Thatcher
Name:       Dennis P. Thatcher
Title:         Executive Vice President and Chief Operating Officer

NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:          /s/ Thomas E. Carter
Name:         Thomas E. Carter
Title:           Chief Financial Officer